Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements:

(1)
Registration Statement (Form S-3 No. 333-266651) of RxSight, Inc.,
(2)
Registration Statement (Form S-8 No. 333-258292) pertaining to the 2021 Equity Incentive Plan, 2021 Employee Stock Purchase Plan, 2015 Equity Incentive Plan and 2006 Stock Plan of RxSight, Inc.,
(3)
Registration Statement (Form S-8 No. 333-263374) pertaining to the 2021 Equity Incentive Plan, and 2021 Employee Stock Purchase Plan of RxSight, Inc., and
(4)
Registration Statement (Form S-8 No. 333-270301) pertaining to the 2021 Equity Incentive Plan;

of our reports dated February 28, 2024, with respect to the consolidated financial statements of RxSight, Inc. and the effectiveness of internal control over financial reporting of RxSight, Inc. included in this Annual Report (Form 10-K) of RxSight, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP
Irvine, California
February 28, 2024